Press Release

Release date: Immediate Release

OCTAVIAN GLOBAL TECHNOLOGIES COMPLETES $4,000,000 PRIVATE PLACEMENT AND CONVERTS $6,500,000 OF DEBT INTO EQUITY

London, UK – May 20, 2009 – Octavian Global Technologies, Inc. (OTC BB: OCTV) (“Octavian”), a leading provider of total gaming and lottery solutions, serving Casino, AWP (Amusements With Prizes), Lottery and emerging gaming market sectors worldwide, announced it entered into a private placement providing gross proceeds of $4 million and converted $6,491,176 of its outstanding debt into common equity.

Pursuant to the private placement, the Company issued (a) $4,395,600 principal amount of Original Issue Discount Convertible Debentures due May 14, 2012 convertible into Octavian common stock at a conversion price of $3.10, (b) five-year Common Stock Purchase Warrants to purchase up to 645,161 shares of Octavian common stock with an exercise price of $3.10 per share, (c) seven-year Common Stock Purchase Warrants to purchase up to 645,161 shares of Octavian common stock with an exercise price of $4.65 per share and (d) 283,587 shares of Octavian common stock.

Additionally, Austrian Gaming Industries GmbH (“AGI”), Octavian’s principal supplier of casino gaming machines, agreed to exchange outstanding accounts payable held against the Company of $6,491,176 for (a) a Convertible Debenture with a principal amount equal to $6,491,176, at a conversion price equal to $3.10 which was immediately converted into 2,093,928 shares of Octavian common stock, (b) five-year Common Stock Purchase Warrants to purchase up to 1,046,964 shares of Octavian common stock at an initial exercise price of $3.10 per share, (c) seven-year Common Stock Purchase Warrants to purchase up to 1,046,964 shares of Octavian common stock at an exercise price of $4.65 and (d) 418,786 shares of Octavian common stock,.

Octavian has 10,812,700 shares of common stock issued and outstanding immediately following the financing described above.

The securities issued in the private placement and conversion have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Octavian International Ltd Bury House, 1-3 Bury Street, Guildford, Surrey GU2 4AW Tel: +44 1483 543 543 Fax: +44 1483 543 540

About Octavian Global Technologies Inc www.octavianinternational.com
Established in 2001, Octavian is a leading provider of  total gaming and lottery solutions, serving Casino, AWP (Amusements With Prizes), Lottery and emerging gaming market sectors worldwide. Octavian-developed solutions, and also leading third-party products, are marketed under four core solution areas – OctaSystems, OctaGames, OctaSupplies and OctaLotto. The company currently has offices and computer centres in the Argentina, Australia, Colombia, Germany, Italy, Russia, Rwanda, UK, and Ukraine. Through this extensive network, and also through joint ventures and partnerships across the gaming world, Octavian systems, games and other solutions are deployed and supported in more than 30 countries.

For further information contact:
Octavian
Helen Hedgeland
+44 (0) 1483 543 543 or mail H.Hedgeland@octavianinternational.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements, including statements that include the words "believes," "expects," "anticipates," or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements. Factors that may affect these forward-looking statements include, among others, our ability to raise capital, the decisions of third parties over which we have no control, the state of the telecommunications industry, technological changes and other factors set forth from time to time in our public statements. This news release speaks as of the date first set forth above and the Company assumes no responsibility to update the information included herein for events occurring after the date of this news release.

Octavian International Ltd Bury House, 1-3 Bury Street, Guildford, Surrey GU2 4AW Tel: +44 1483 543 543 Fax: +44 1483 543 540